UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 3, 2004

(Date of earliest event reported)

SBC COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-8610	43-1301883
(Commission File Number)	(IRS Employer Identification No.)

175 E. Houston, San Antonio, Texas	78205
(Address of Principal Executive Offices)	(Zip Code)

(210) 821-4105

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 3, 2004, SBC Communications Inc. (the “Company”) closed its sale of U.S.$2,250,000,000 principal amount of its 4.125% Global Notes due 2009 (the “2009 Notes”), U.S.$2,250,000,000 principal amount of its 5.100% Global Notes due 2014 (the “2014 Notes”) and U.S.$500,000,000 principal amount of its 6.150% Global Notes due 2034 (the “2034 Notes”, and together with the 2009 Notes and the 2014 Notes, the “Notes”) pursuant to an Underwriting Agreement dated October 27, 2004 (the “Underwriting Agreement”), among the Company and Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Barclays Capital Inc., as representatives of the several Underwriters named in Schedule II thereto. The Notes were issued pursuant to that certain Indenture dated November 1, 1994 between the Company and The Bank of New York, as Trustee. The Notes have been registered under the Securities Act of 1933 (the “Act”) pursuant to two Registration Statements on Form S-3 (Nos. 333-36926 and 333-105774) (the “Registration Statements”) previously filed with the Securities and Exchange Commission under the Act. Copies of the Underwriting Agreement and the forms of Global Notes are attached hereto as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, and incorporated herein by reference. The Registrant is filing this Current Report on Form 8-K so as to file with the Commission certain items that are to be incorporated by reference into its Registration Statements.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 27, 2004

4.1	Form of 2009 Note

4.2	Form of 2014 Note

4.3	Form of 2034 Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBC COMMUNICATIONS INC.

Date: November 3, 2004	By:	/s/ John J. Stephens
John J. Stephens Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 27, 2004

4.1	Form of 2009 Note

4.2	Form of 2014 Note

4.3	Form of 2034 Note